Exhibit 99.(a)(4)

       Attachment: Notice Of Change In Election Form From Reject To Accept


             Notice Of Change In Election Form From Reject To Accept


If you previously elected to reject VINA Technologies, Inc.'s offer to exchange options (the "Offer"), and you would like to change your election and accept this Offer, you must sign this Notice and complete and sign the Election Form and return both to Karen Morris, Stock Administrator, VINA Technologies, Inc., 39745 Eureka Drive, Newark, California 94560 before 12:00 midnight, Pacific Time, on June 14, 2002, unless the Offer is extended. If you have questions, please contact Karen Morris by email at karen.morris@vina-tech.com.

To: VINA Technologies, Inc.:

I previously received a copy of the Offer to Exchange (dated May 8, 2002), cover letter and Summary Term Sheet and an Election Form. I signed and returned the Election Form, in which I elected to reject VINA Technologies, Inc.'s Offer. I now wish to change that election and accept your offer. I understand that by signing this Notice and delivering it to Karen Morris, along with a completed Election Form, Stock Administrator, VINA Technologies, Inc., 39745 Eureka Drive, Newark, California 94560 before 12:00 midnight, Pacific Time, on June 14, 2002, I will be able to withdraw my rejection of the Offer and accept the Offer instead. I have read and understand all of the terms and conditions of the Offer.

I understand that in order to accept the offer, I must sign this notice and complete and sign the election form and deliver both to Karen Morris, Stock Administrator, VINA Technologies, Inc., 39745 Eureka Drive, Newark, California 94560 before 12:00 midnight, pacific time, on June 14, 2002, or if VINA extends the deadline to exchange options, before the extended expiration of the offer.

I further understand that VINA will not accept any conditional or partial returns of options. I have completed and signed the following exactly as my name appears on my original Election Form.

I accept the Offer.




X
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                       Signature

Date:                                           , 2002
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Name:
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                    (Please Print)